Exhibit 99.1

FOR IMMEDIATE RELEASE

Media:	Financial:
Melissa Brotz	John Thomas
(847) 935-3456	(847) 938-2655

Abbott Announces Termination of Contract with GE

ABBOTT PARK, Ill., July 11, 2007 — Abbott and GE have mutually agreed to terminate their contract for the sale of Abbott’s core laboratory and point-of-care diagnostics businesses to GE.  The two companies were unable to agree on final terms and conditions of the proposed sale.

This has no impact on Abbott’s previously issued earnings-per-share guidance, excluding specified items, for the full-year 2007 or the second quarter.  Abbott’s earnings outlook for 2008 also remains unchanged.

About Abbott

Abbott is a global, broad-based health care company devoted to the discovery, development, manufacture and marketing of pharmaceuticals and medical products, including nutritionals, devices and diagnostics.  The company employs 65,000 people and markets its products in more than 130 countries.

— Private Securities Litigation Reform Act of 1995 —

A Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for the purposes of the Private Securities Litigation Reform Act of 1995. We caution that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated. Economic, competitive, governmental, technological and other factors that may affect Abbott’s operations are discussed in Item 1A, “Risk Factors,” to our Annual Report on Securities and Exchange Commission Form 10-K for the year ended Dec. 31, 2006, and are incorporated by reference. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments.

# # #